Exhibit 5
July 12, 2010
Mercantile Bancorp, Inc.
200 North 33th Street
Quincy, Illinois 62301
     Re:      Registration Statement on Form S-1
Dear Ladies and Gentlemen:
     You have requested our opinion with respect to certain matters in connection with the filing by Mercantile Bancorp, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-1 (as amended and supplemented from time to time, the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering the issuance of 8,703,330 subscription rights (the “Rights”) to acquire units consisting of an aggregate of up to 8,703,330 shares of common stock, $0.4167 par value (the “Rights Shares”), warrants to acquire 8,703,330 shares of common stock (the “Warrants”) and up to 8,703,330 shares that are issuable upon the exercise of the Warrants (the “Underlying Shares,” collectively with the Rights Shares, the “Shares,” and collectively with the Rights and the Warrants, the “Securities”).
     This opinion is being furnished in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.
     In connection with this opinion, we have reviewed and relied upon the Registration Statement and Prospectus, the Company’s Certificate of Incorporation and Bylaws, as both have been amended and/or restated to date, records of the Company’s corporate proceedings in connection with the offering, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed the authenticity of all records, documents, and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. The Company has represented to us and we have also assumed that the Company has reserved and will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved common stock, solely for the purpose of enabling it to issue the Shares upon exercise of the Rights and Warrants in accordance with their terms.

Schmiedeskamp, Robertson, Neu & Mitchell LLP
July 12, 2010

     Based on such review, we are of the opinion that Securities have been duly authorized and, if, as, and when issued by the Company in accordance with the related Prospectus (as amended and supplemented through the date of issuance) and, in the case of the Rights Shares and Warrants upon exercise of the Rights, and in the case of the Underlying Shares upon exercise of the Warrants, will be validly issued, fully paid, and non-assessable. We do not express any opinion herein concerning any laws other than the Delaware General Corporation Law. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state of the United States or any foreign jurisdiction.
     We consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus that is part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.
     This opinion is given to you solely for use in connection with the issuance and/or sale of the Securities in accordance with the Registration Statement and the related Prospectus and is not to be relied on for any other purpose. We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities, or the Registration Statement.

Sincerely,
/s/ Schmiedeskamp, Robertson, Neu & Mitchell LLP
Schmiedeskamp, Robertson, Neu & Mitchell LLP